RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) dated as of September 27, 2010 (the “Effective Date”), between DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), and ________________ (“Participant”).

WHEREAS, in order to generate an increased incentive to contribute to the Company’s future success and prosperity, the Company has agreed to award to Participant ________ (     ) restricted shares of the common stock, par value $0.001 per share, of the Company (the “Restricted Stock”).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    General.

(a)           All capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Discovery Laboratories, Inc., 2007 Long-Term Incentive Plan (“the “Plan”).

(b)           The Award is subject to the terms, conditions and restrictions set forth in this Agreement, the Notice of Award of Restricted Stock attached hereto as Annex I (the “Notice”) and the Plan.  In the event of any inconsistency between the Plan, this Agreement or the Notice, the terms of the Plan shall control.

SECTION 2.    Award and Vesting of Restricted Stock.  On the date hereof, the Company hereby grants to Participant ________ (     ) Shares of Restricted Stock of the Company.  Subject to the earlier forfeiture of Restricted Stock as provided in Section 4 below, the Restricted Stock awarded to Participant shall vest as set forth in the Notice.  If and when the restrictions set forth in Section 3, below, expire with respect to any Shares of Restricted Stock in accordance with the terms of this Agreement without forfeiture of such Shares, and upon the satisfaction of all other applicable conditions as to such Shares, such Shares shall no longer be considered Restricted Stock for purposes of this Agreement.

SECTION 3.    Restrictions.  The Participant shall have all rights and privileges of a stockholder as to the Restricted Stock, including the right to vote (provided, however, that at the discretion of the Company and prior to the delivery of vested Shares, the Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company) and the right to receive dividends or other distributions with respect to the Restricted Stock, except that the following restrictions shall apply:

(a)           Subject to Section 4, the Restricted Stock shall vest and restrictions shall lapse in accordance with the vesting schedule set forth on the Notice.  Participant shall not be entitled to delivery of the certificate or certificates for Shares of Restricted Stock pursuant to Section 5 hereof until the applicable vesting date and upon the satisfaction of all other applicable conditions.

(b)           Participant shall not, without the prior written consent of the Company, offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of any unvested Shares of Restricted Stock otherwise than by will or by the laws of descent and distribution.  Any attempt by the Participant (or his or her estate or personal representative, as the case may be) to offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of unvested Shares of Restricted Stock or any interest in such Shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

(c)           all shares of common stock distributed as a dividend or distribution, if any, with respect to Shares of Restricted Stock prior to the applicable vesting date shall be delivered to and held by the Company and subject to the same restrictions as the Shares of Restricted Stock in respect of which the dividend or distribution was made.

SECTION 4.    Acceleration; Forfeiture of Restricted Stock.

(a)           If Participant’s Service to the Company is terminated due to Participant's death or Disability, then Participant shall be entitled to the immediate full vesting on the date of termination of all Shares of Restricted Stock that have not then vested.  Upon the occurrence of a Corporate Transaction or Change in Control, all Shares of Restricted Stock that have not then vested are subject to vesting as of the effective date of such Corporate Transaction or Change in Control in accordance with the provisions of the Plan including, without limitation, Section 13 of the Plan.

(b)           If Participant’s Service to the Company terminates for any reason other than as set forth in Section 4(a) above, all unvested Shares of Restricted Stock granted hereunder shall automatically be forfeited as of the date of termination and reacquired for no additional consideration and without the need for any further action on behalf of the Company.  In the event of any such forfeiture, all such forfeited Shares of Restricted Stock shall become the property of the Company and the certificate(s), if any, representing such Shares of Restricted Stock shall be returned immediately to the Company.

SECTION 5.    Book Entry Form; Conditions to Issuance of Certificates; Tax Withholding.

(a)           The Shares of Restricted Stock will initially be issued in uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement.

(b)           Upon vesting of any Shares of Restricted Stock granted herebyand the satisfaction of all other applicable conditions, the Company shall (i) cause certificates representing the vested Shares to be issued to the Participant or (ii) credit such aggregate number of vested Shares to which Participant is entitled to Participant’s (or designee's) balance account with the Depository Trust Company (DTC) through its Deposit / Withdrawal At Custodian (DWAC) system; provided, however, that the Company shall not be required to issue or deliver any such certificate(s) or credit for any vested Shares prior to the fulfillment of all of the following conditions:

1.
The Participant or his legal representative shall pay to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares of Restricted Stock or the lapse or removal of the restrictions.  The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of Participant's transactions under the Plan and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to a transaction by Participant;

2.
The completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable;

3.	The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

4.	The lapse of any such reasonable period of time following the date the restrictions lapse as the Committee may from time to time establish for reasons of administrative convenience.

(c)           On or before the issuance of the stock certificate or certificates representing the vested Shares of Restricted Stock, the Participant shall deliver to the Company stock powers endorsed in blank relating to such Shares of the Restricted Stock, in a form provided by the Company. Participant irrevocably appoints the Company and each of its officers, employees and agents as his true and lawful attorneys with power (i) to sign in Participant's name and on Participant's behalf stock certificates and stock powers covering the Restricted Stock and such other documents and instruments as the Committee deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Committee deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable.  Participant agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Committee to effectuate the terms of this Agreement.

(d)           The stock certificate or certificates for the Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or securities association upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

SECTION 6.    Representations and Warranties.

(a)           Participant hereby represents to the Company that Participant has read in their entirety and fully understands the provisions of this Agreement and the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan, and the Participant acknowledges that Participant is relying solely on his or her own advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences of this Award.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as result of the transactions contemplated by this Agreement.  Participant understands that Section 83 of the Code, taxes as ordinary income the fair market value, as defined by the Code, of the Shares of Restricted Stock as of the date they become “substantially vested” within the meaning of Section 1.83-3(b) of the regulations promulgated pursuant to Code Section 83.  Participant understands that Participant may elect to be taxed at the time the shares of Restricted Stock are granted, rather than at the time, if any, that they become substantially vested, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of grant.

(b)           Participant acknowledges and agrees that the vesting of shares pursuant to this Agreement is earned only through his or her continued and satisfactory service to the Company and not through the award of Restricted Stock hereunder.

(c)           Participant acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Participant any right with respect to continuation of service to the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate Participant’s service to the Company at any time, with or without cause.

(d)           Participant hereby accepts this Restricted Stock Award Agreement subject to all of the terms and provisions hereof.

(e)           Participant acknowledges that, as a condition to the vesting of the Restricted Shares, the representations and warranties of this Section 6 shall be true and correct as of the vesting date or the date of receipt of any distributions with respect to the Restricted Stock, as applicable, as if they had been made on such date with respect to vested Shares of Restricted Stock or any such other distributions, as applicable.

SECTION 7.    Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, Attention: Legal Department, or to such other address as shall be provided in writing to Participant.  Any notice required to be given or delivered to Participant shall be in writing and addressed to the most recent address of Participant, as set forth in the books and records of the Company.  All notices shall be deemed effective one day after being sent by Federal Express or similar overnight delivery or three days after being mailed registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

SECTION 8.    Miscellaneous.

(a)           Assignment; Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Participant and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Participant.

(b)           Entire Agreement; Amendment.  This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, except that the provisions of the Plan are incorporated in this Agreement in their entirety.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended by the Committee without the consent of the Participant except in the case of an amendment adverse to the Participant (except as may be permitted under Section 16(b) of the Plan), in which case the Participant's consent shall be required.

(c)           Counterparts.  This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such state.

(e)           Severability.  Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

(f)           Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(g)           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(h)           No Right To Continued Employment Or Participation; Effect On Other Plans.  This Agreement shall not confer upon the Participant any right with respect to continued employment by the Company, a subsidiary or affiliate, nor shall it interfere in any way with the right of the Company a subsidiary or affiliate to terminate the Participant's employment at any time.  Payments received by the Participant pursuant to this Agreement shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any subsidiaries or affiliate in which the Participant may be enrolled or for which the Participant may become eligible, except as may be provided under the terms of such plans or determined by the Company’s board of directors.

(i)           No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, this Agreement or any rule or procedure established by the Committee.

(j)           Use of the Word "Participant".  Wherever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or the laws of descent and distribution, the word "Participant" shall be deemed to include such person or persons.

(k)           Further Assurances.  The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted Stock) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

[Participant]

DISCOVERY LABORATORIES, INC.

By:	/s/
Name: John Cooper
Title: President and CFO

STOCK POWER

ASSIGNMENT SEPARATE
FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, ________ (     ) restricted shares of Common Stock of DISCOVERY LABORATORIES, INC. standing in the undersigned’s name on the books of said Company, represented by the within Certificate No. ___, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated	[Participant]

ANNEX I

DISCOVERY LABORATORIES, INC.
NOTICE OF AWARD OF RESTRICTED STOCK

Pursuant to the Discovery Laboratories, Inc. 2007 Long-Term Incentive Plan (the “Plan”), notice is hereby given of the following grant of restricted shares of the Common Stock, par value $0.001 per share, of Discovery Laboratories, Inc. (the “Corporation”):

Participant:

Award Date:

Number of Shares of Restricted Stock:

Vesting Schedule and Date: In addition to the rights of Participant to vesting of this grant under the Restricted Stock Award Agreement and the Plan, Participant shall acquire a vested interest in the Restricted Stock covered by this Notice on the date of the earliest to occur of the following events:

(i) the second anniversary of the date of grant;

(ii) the date of issuance by the United States Food and Drug Administration (FDA) of a marketing approval with respect to the Corporation’s New Drug Application (NDA) for Surfaxin® for the prevention of respiratory distress syndrome (RDS) in premature infants; or

(iii) the effective date of a strategic alliance, collaboration agreement or other similar arrangement between the Corporation and one or more third parties providing for the support for the development and/or commercialization of one or more of the Corporation’s lead research and development programs – Surfaxin, Surfaxin LS™ or Aerosurf®. The determination of whether a transaction meets the requirements of this vesting event shall be solely within the discretion of the Board of Directors of the Corporation, and evidenced by a resolution adopted at any time after the date of grant;

Provided, further, that on such date Participant shall be actively providing Service to the Corporation.  In no event shall any additional Shares of Restricted Stock vest after Participant’s termination of Service.

Participant understands and agrees to be bound by the terms set forth in the related Restricted Stock Award Agreement.  Participant understands and agrees that the Shares of Restricted Stock are granted subject to and in accordance with the terms of the Plan.

Definitions. All capitalized terms used and not otherwise defined in this Notice shall have the meaning assigned to them in the Restricted Stock Award Agreement.

DATED:
DISCOVERY LABORATORIES, INC.	PARTICIPANT
By: _______________________________	_______________________________
John Cooper President and CFO	[____________]